EXHIBIT 99.1

Contacts:
URS Corporation Sam Ramraj Vice President, Investor Relations (415) 774-2700	Sard Verbinnen & Co Hugh Burns/Jamie Tully/Briana Kelly (212) 687-8080

URS CORPORATION REPORTS FISCAL YEAR 2011 RESULTS

URS Initiates Quarterly Dividend

Company Expects Revenue and EPS Growth in Fiscal 2012

2011 Results Include Previously Announced Non-Cash Goodwill Impairment Charge;
Charge Has No Effect on Company’s Business Operations,
Cash Balances or Operating Cash Flows

SAN FRANCISCO, CA – February 27, 2012 – URS Corporation (NYSE: URS) today reported its financial results for the fiscal year ended December 30, 2011.  Revenues were $9.55 billion, compared with $9.18 billion in fiscal 2010.  URS reported a net loss for fiscal 2011 of $465.8 million and diluted earnings per share (“EPS”) of $(6.03).  For fiscal 2010, URS reported net income of $287.9 million and diluted EPS of $3.54.  For the purpose of calculating diluted EPS, weighted-average shares outstanding were 77.3 million and 81.3 million for fiscal years 2011 and 2010, respectively.

The Company’s results for fiscal 2011 include a non-cash, after-tax charge for the impairment of goodwill of $732.2 million, or $9.46 per share.  The goodwill impairment charge was primarily driven by adverse stock market conditions that caused a decrease in the Company’s stock price leading up to September 30, 2011, the date on which URS conducted its interim test of the fair values of its net assets versus their book values as required by accounting standards.  The charge had no effect on URS’ business operations, cash balances or operating cash flows.

URS’ fiscal 2011 results also include a non-cash, after-tax charge of $1.7 million, or $0.02 per share, related to the retirement of the Company’s prior credit facility; a $5.5 million, or $ 0.07 per share, after-tax charge related to the restructuring of URS’ international operations in Europe; and a $0.6 million, or $0.01 per share, after-tax charge related to acquisition expenses.  Excluding these charges, URS’ fiscal 2011 net income would have been $274.2 million and diluted EPS would have been $3.53.

URS’ results for fiscal 2010 included a non-cash, after-tax charge of $11.9 million, or $0.15 per share, related to the acquisition of the Scott Wilson Group plc. (“Scott Wilson”) and a non-cash, after-tax charge of $9.3 million, or $ 0.11 per share, related to Scott Wilson’s integration with URS’ existing U.K. and European business.  URS completed its acquisition of Scott Wilson in September 2010.  Excluding these charges, URS’ diluted EPS for fiscal 2010 would have been $3.80.

URS’ results for 2010 also included a net tax benefit of $42.1 million, or $ 0.52 per share, resulting from the Company’s decision to indefinitely reinvest all of the earnings of its international operations as part of its strategy to expand its business globally.  As a result of this decision, URS’ tax rate for 2010 was approximately 24.8%.

Without this net tax benefit and the Scott Wilson acquisition and integration costs noted above, URS’ diluted EPS for fiscal 2010 would have been $3.28.

Tables reconciling net income and EPS for the Company, and operating income for each of the Company’s operating segments, for the fourth quarter and full fiscal year of 2011 and 2010, excluding the charges, net tax benefit, costs and adjustments noted above and below, to generally accepted accounting principles (“GAAP”) results are included in the Reconciliation Schedule of GAAP to Non-GAAP Measures attached to this release and available on the investor relations section of the Company’s website at: www.urs.com.

Commenting on the Company’s financial results, Martin M. Koffel, Chairman and Chief Executive Officer, stated: “URS’ North American operations performed well in 2011, with all of our U.S. and Canadian operations either meeting or exceeding our expectations.  While we generate the significant majority of our revenues in North America, our overall results for 2011 were affected by weakness in certain international markets, particularly Europe and the Middle East.  During the fourth quarter, we reduced our workforce and consolidated systems and offices as a result of the turbulent economic conditions in these regions.”

Mr. Koffel continued:  “Our outlook for 2012 reflects favorable conditions in each of our four market sectors – federal, infrastructure, power, and industrial and commercial – particularly in North America.  In addition, while not included in our 2012 guidance, our proposed acquisition of Flint Energy Services should position us well in attractive segments of the oil and gas industry, especially in North American oil, oil sands and gas.  We expect to complete the acquisition in the second quarter of this year.”

The Company’s backlog as of December 30, 2011 was $14.3 billion, compared to $16.6 billion as of December 31, 2010, the last day of the Company’s 2010 fiscal year.  The Company’s book of business at the end of the year was $27.0 billion, compared to $29.1 billion at the end of 2010.  URS noted that $1.2 billion of the reduction in its fiscal 2011 backlog reflects the successful early completion of key milestones on three federal contracts.

Quarterly Dividend

URS also announced that its Board of Directors has approved the initiation of a regular quarterly cash dividend program.  The initial quarterly cash dividend of $0.20 per common share will be paid on April 6, 2012 to stockholders of record as of March 16, 2012.  Future declarations of quarterly dividends are subject to the approval of URS’ Board of Directors.

H. Thomas Hicks, Chief Financial Officer of URS, said, “Given our strong financial position, our consistent ability to generate substantial cash flow, and our favorable outlook for the business, we are confident that we can continue to invest in growing the Company while returning excess cash to our stockholders through a quarterly dividend.  The dividend is indicative of the Company's commitment to building value for stockholders.”

Fourth Quarter 2011 Results

For the fourth quarter of fiscal 2011, the Company reported revenues of $2.39 billion, compared to revenues of $2.38 billion in the fourth quarter of 2010.  URS reported net income for the fourth quarter of 2011 of $28.4 million, or $0.37 per share, compared with net income of $60.0 million, or $0.75 per share, in the fourth quarter of 2010.

The Company’s results for the fourth quarter of fiscal 2011 include a non-cash, after-tax charge for the impairment of goodwill of $32.9 million, or $0.43 per share to finalize the estimated goodwill impairment charge the Company recorded in the third quarter.  URS’ fourth quarter results also include the non-cash, after-tax charge of $1.7 million, or $0.02 per share, related to the retirement of the Company’s prior credit facility noted above, and the $5.5 million, or $0.07 per share, after-tax charge related to the restructuring of URS’ international operations in Europe, also noted above.  Excluding these charges, URS’ fourth quarter fiscal 2011 net income would have been $68.5 million and diluted EPS would have been $0.89.

The Company’s results for the fourth quarter of fiscal 2010 included an after-tax charge of $9.3 million, or $0.12 per share, related to Scott Wilson’s integration with URS’ existing U.K. and European business.  Excluding this charge, URS’ fourth quarter fiscal 2010 net income would have been $69.3 million and diluted EPS would have been $0.87.

Fiscal 2012 Outlook

On February 21, 2012, URS announced its outlook for fiscal 2012, excluding any effect from its proposed acquisition of Flint Energy Services Ltd.  As announced, URS expects its standalone fiscal 2012 revenues will be between $9.9 billion and $10.1 billion, net income will be between $292 and $300 million and EPS will be between $3.95 and $4.05.  The Company’s fully diluted weighted-average shares outstanding for 2012 are expected to be approximately 74.0 million shares.

Webcast Information

URS will host a dial-in conference call on Monday, February 27, 2012 at 5:00 p.m. (ET) to discuss its fourth quarter and year-end fiscal 2011 results.  A live webcast of this call will be available on the investor relations portion of URS’ website at http://investors.urs.com.

URS Corporation (NYSE: URS) is a leading provider of engineering, construction and technical services for public agencies and private sector companies around the world.  The Company offers a full range of program management; planning, design and engineering; systems engineering and technical assistance; construction and construction management; operations and maintenance; information technology; and decommissioning and closure services.  URS provides services for power, infrastructure, industrial and commercial, and federal projects and programs.  Headquartered in San Francisco, URS Corporation has more than 46,000 employees in a network of offices in more than 40 countries (www.urs.com).

TABLES TO FOLLOW
###
Statements contained in this earnings release that are not historical facts may constitute forward-looking statements, including statements relating to future revenues, net income and earnings per share, future outstanding shares, future backlog and book of business, the expected acquisition of Flint Energy Services Ltd., future dividend payments and other future business, economic and industry trends and conditions.  We believe that our expectations are reasonable and are based on reasonable assumptions; however, we caution against relying on any of our forward-looking statements as such forward-looking statements by their nature involve risks and uncertainties.  A variety of factors, including but not limited to the following, could cause our business and financial results, as well as the timing of events, to differ materially from those expressed or implied in our forward-looking statements:  declines in the economy or client spending; changes in our book of business; our compliance with government contract procurement regulations; impairment of our goodwill; integration of acquisitions; employee, agent or partner misconduct; our ability to procure government contracts; liabilities for pending and future litigation; environmental liabilities; availability of bonding and insurance; our reliance on government appropriations; unilateral termination provisions in government contracts; our ability to make accurate estimates and assumptions; our accounting policies; workforce utilization; our and our partners’ ability to bid on, win, perform and renew contracts and projects; liquidated damages; our dependence on partners, subcontractors and suppliers; customer payment defaults; our ability to recover on claims; impact of target and fixed-priced contracts on earnings; the inherent dangers at our project sites; the impact of changes in laws and regulations; nuclear indemnifications and insurance; misstatements in expert reports; a decline in defense spending; industry competition; our ability to attract and retain key individuals; retirement plan obligations; our leveraged position and the ability to service our debt; restrictive covenants in our credit agreement; risks associated with international operations; business activities in high security risk countries; information technology risks; natural and man-made disaster risks; our relationships with labor unions; our ability to protect our intellectual property rights; anti-takeover risks and other factors discussed more fully in our Form 10-K for the period ended December 30, 2011, as well as in other reports subsequently filed from time to time with the United States Securities and Exchange Commission.  The forward-looking statements represent our current intentions as of the date on which they were made and we assume no obligation to revise or update any forward-looking statements.

URS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
 (In millions, except per share data)

	December 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$436.0	$573.8
Accounts receivable, including retentions of $67.5 and $69.1, respectively	1,114.7	1,102.8
Costs and accrued earnings in excess of billings on contracts	1,317.1	1,157.1
Less receivable allowances	(43.1)	(42.8)
Net accounts receivable	2,388.7	2,217.1
Deferred tax assets	63.0	83.3
Other current assets	201.2	134.8
Total current assets	3,088.9	3,009.0
Investments in and advances to unconsolidated joint ventures	107.7	65.5
Property and equipment at cost, net	269.4	266.1
Intangible assets, net	522.0	514.1
Goodwill	2,773.0	3,393.2
Other assets	101.6	103.5
Total assets	$6,862.6	$7,351.4
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$61.5	$60.5
Accounts payable and subcontractors payable, including retentions of $39.6 and $46.5, respectively	659.1	673.9
Accrued salaries and employee benefits	527.0	441.6
Billings in excess of costs and accrued earnings on contracts	310.8	275.8
Other current liabilities	176.5	191.4
Total current liabilities	1,734.9	1,643.2
Long-term debt	737.0	641.3
Deferred tax liabilities	276.5	326.9
Self-insurance reserves	132.7	127.9
Pension and post-retirement benefit obligations	276.0	230.8
Other long-term liabilities	221.1	180.3
Total liabilities	3,378.2	3,150.4
Commitments and contingencies
URS stockholders’ equity:
Preferred stock, authorized 3.0 shares; no shares outstanding	—	—
Common stock, par value $.01; authorized 200.0 shares; 87.8 and 86.9 shares issued, respectively; and 76.7 and 81.9 shares outstanding, respectively	0.9	0.9
Treasury stock, 11.1 and 5.0 shares at cost, respectively	(454.9)	(212.1)
Additional paid-in capital	2,966.8	2,924.3
Accumulated other comprehensive loss	(110.8)	(36.9)
Retained earnings	975.2	1,441.0
Total URS stockholders’ equity	3,377.2	4,117.2
Noncontrolling interests	107.2	83.8
Total stockholders’ equity	3,484.4	4,201.0
Total liabilities and stockholders’ equity	$6,862.6	$7,351.4

URS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended		Year Ended
	December 30,	December 31,	December 30,	December 31,
	2011	2010	2011	2010

Revenues	$2,393.2	$2,380.1	$9,545.0	$9,177.1
Cost of revenues	(2,257.7)	(2,264.6)	(8,988.8)	(8,609.5)
General and administrative expenses	(19.6)	(15.9)	(79.5)	(71.0)
Acquisition-related expenses	—	(0.3)	(1.0)	(11.9)
Restructuring costs	(5.5)	(10.6)	(5.5)	(10.6)
Goodwill impairment	(27.7)	—	(825.8)	—
Equity in income of unconsolidated joint ventures	31.4	33.7	132.2	70.3
Operating income (loss)	114.1	122.4	(223.4)	544.4
Interest expense	(6.7)	(6.7)	(22.1)	(30.6)
Income (loss) before income taxes	107.4	115.7	(245.5)	513.8
Income tax expense (as revised) (1)	(46.8)	(33.6)	(91.8)	(127.6)
Net income (loss) including noncontrolling interests (as revised) (1)	60.6	82.1	(337.3)	386.2
Noncontrolling interests in income of consolidated subsidiaries (as revised) (1)	(32.2)	(22.1)	(128.5)	(98.3)
Net income (loss) attributable to URS	$28.4	$60.0	$(465.8)	$287.9

Earnings (loss) per share:
Basic	$0.37	$0.75	$(6.03)	$3.56
Diluted	$0.37	$0.75	$(6.03)	$3.54
Weighted-average shares outstanding:
Basic	76.3	80.2	77.3	81.0
Diluted	76.4	80.4	77.3	81.3

(1)
We have corrected the calculation and previously reported presentation of income tax expense, net income include noncontrolling interests and noncontrolling interests in income of consolidated subsidiaries by revising prior year amounts, as discussed on page EX-13 of this press release.

URS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended		Year Ended
	December 30,	December 31,	December 30,	December 31,
	2011	2010	2011	2010
Cash flows from operating activities:
Net income (loss) including noncontrolling interests (as revised) (1)	$60.6	$82.1	$(337.3)	$386.2
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	20.8	25.2	82.1	84.3
Amortization of intangible assets	16.2	15.2	60.6	49.2
Amortization of debt issuance costs	1.1	2.2	5.8	9.2
Restructuring costs	3.3	10.6	3.3	10.6
Normal profit	(0.8)	1.4	(2.7)	1.2
Goodwill impairment	27.7	—	825.8	—
Loss on extinguishment of debt	2.9	—	2.9	—
Provision for doubtful accounts	(3.9)	4.8	2.8	6.7
Gain on disposal of property and equipment	(8.5)	—	(8.9)	—
Deferred income taxes	41.2	(15.1)	(23.3)	10.9
Stock-based compensation	11.3	11.7	45.3	44.0
Excess tax benefits from stock-based compensation	—	2.1	(0.8)	(1.2)
Equity in income of unconsolidated joint ventures	(31.4)	(33.7)	(132.2)	(70.3)
Dividends received from unconsolidated joint ventures	18.9	22.0	107.3	92.5
Changes in operating assets, liabilities and other, net of effects of consolidation and/or deconsolidation of joint ventures and business acquisitions:
Accounts receivable and costs and accrued earnings in excess of billings on contracts	80.5	45.4	(106.8)	(46.4)
Other current assets	(2.7)	24.8	(19.0)	29.8
Advances to unconsolidated joint ventures	5.0	0.1	(0.2)	(1.7)
Accounts payable, accrued salaries and employee benefits, and other current liabilities (as revised) (1)	(92.1)	(48.6)	(43.0)	(67.6)
Billings in excess of costs and accrued earnings on contracts	(24.0)	12.0	19.2	(30.2)
Other long-term liabilities	5.5	8.3	13.0	22.5
Other assets	10.5	3.5	10.7	(2.1)
Total adjustments and changes	81.5	91.9	841.9	141.4
Net cash from operating activities	142.1	174.0	504.6	527.6

URS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(In millions)

	Three Months Ended		Year Ended
	December 30,	December 31,	December 30,	December 31,
	2011	2010	2011	2010
Cash flows from investing activities:
Payments for business acquisitions, net of cash acquired, and for exercised shares in connection with a business acquisition	(3.3)	(3.7)	(282.1)	(291.7)
Changes in cash related to consolidation and/or deconsolidation of joint ventures	—	—	—	20.7
Proceeds from disposal of property and equipment	7.6	4.1	14.1	8.3
Investments in unconsolidated joint ventures	(7.0)	—	(19.6)	(6.0)
Changes in restricted cash	0.3	0.4	7.0	(16.1)
Capital expenditures, less equipment purchased through capital leases and equipment notes	(5.8)	(11.1)	(67.5)	(45.2)
Maturity of short-term investment	—	—	—	30.2
Net cash from investing activities	(8.2)	(10.3)	(348.1)	(299.8)
Cash flows from financing activities:
Borrowing from long-term debt and revolving line of credit	738.6	—	838.6	—
Payments on long-term debt and revolving line of credit	(692.2)	(77.2)	(748.3)	(159.6)
Net payments under lines of credit and short-term notes	(27.7)	(11.6)	(16.4)	(7.6)
Net change in overdrafts	0.2	18.9	(18.0)	14.4
Payments on capital lease obligations	(5.1)	(2.4)	(10.9)	(7.5)
Payments of debt issuance costs	(3.9)	—	(3.9)	—
Excess tax benefits from stock-based compensation	—	(2.1)	0.8	1.2
Proceeds from employee stock purchases and exercises of stock options	5.1	4.8	11.7	11.3
Distributions to noncontrolling interests	(34.2)	(35.5)	(111.7)	(107.2)
Contributions and advances from noncontrolling interests	0.3	1.0	6.6	8.2
Repurchases of common stock	(106.1)	(42.8)	(242.8)	(128.3)
Net cash from financing activities	(125.0)	(146.9)	(294.3)	(375.1)
Net change in cash and cash equivalents	8.9	16.8	(137.8)	(147.3)
Cash and cash equivalents at beginning of period	427.1	557.0	573.8	721.1
Cash and cash equivalents at end of period	$436.0	$573.8	$436.0	$573.8

Supplemental information:
Interest paid	$4.8	$5.8	$15.2	$24.0
Taxes paid	$40.3	$53.9	$177.3	$79.3

URS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(In millions)

	Three Months Ended		Year Ended
	December 30,	December 31,	December 30,	December 31,
	2011	2010	2011	2010
Supplemental schedule of non-cash investing and financing activities:
Loan Notes issued and estimated consideration for vested shares exercisable in connection with an acquisition	$—	$—	$—	$30.9
Equipment acquired with capital lease obligations and equipment note obligations	$6.1	$2.9	$14.2	$12.9
Purchase price adjustment and contingent consideration payable under acquisitions	$7.9	$—	$7.9	$—

(1)
We have corrected the previously reported presentation of net income including noncontrolling interests, and accounts payable, accrued salaries and employee benefits, and other current liabilities discussed on page EX-13 of this press release.

URS CORPORATION AND SUBSIDIARIES
RECONCILIATION SCHEDULE OF GAAP TO NON-GAAP MEASURES

Net income (loss), diluted EPS and segment operating income, excluding the impact of various items listed in the tables below are not computed in accordance with generally accepted accounting principles (“GAAP”). We present these amounts to demonstrate the impact of the amounts.  These non-GAAP measures may be useful to investors seeking to compare the actual or expected performance of our ongoing business with the actual performance of our business in prior periods.  Net income, diluted EPS and segment operating income excluding the impact of these items should not be used as a substitute for net income (loss), diluted EPS and operating income (loss), prepared in conformity with GAAP, or as a GAAP measure of profitability or cash flows.

Below are the reconciliations of net income and diluted EPS computed by excluding the non-GAAP items, listed in the tables, below to GAAP net income (loss) and diluted EPS for the three months and the year ended December 30, 2011, compared to the three months and the year ended December 31, 2010.

	Three Months Ended
	December 30, 2011		December 31, 2010
(In millions, except per share data)	Amount	Diluted EPS	Amount	Diluted EPS

Net income and diluted EPS
Net income and diluted EPS before the impact of the following items:	$68.5	$0.89	$69.3	$0.87
Goodwill impairment charge, net of tax	(32.9)	(0.43)	—	—
Restructuring charges, net of tax	(5.5)	(0.07)	(9.3)	(0.12)
Loss on extinguishment of debt, net of tax	(1.7)	(0.02)	—	—
GAAP Net income and diluted EPS	$28.4	$0.37	$60.0	$0.75

	Year Ended
	December 30, 2011		December 31, 2010
(In millions, except per share data)	Amount	Diluted EPS	Amount	Diluted EPS

Net income (loss) and diluted EPS
Net income and diluted EPS before the impact of the following item:	$274.2	$3.53	$267.0	$3.28
Reduction in income tax expense	—	—	42.1	0.52
Net income and diluted EPS before the impact of the following items:	274.2	3.53	309.1	3.80
Goodwill impairment charge, net of tax	(732.2)	(9.46)	—	—
Restructuring charges, net of tax	(5.5)	(0.07)	(9.3)	(0.11)
Loss on extinguishment of debt, net of tax	(1.7)	(0.02)	—	—
Acquisition-related expenses, net of tax	(0.6)	(0.01)	(11.9)	(0.15)
GAAP Net income (loss) and diluted EPS	$(465.8)	$(6.03)	$287.9	$3.54

URS CORPORATION AND SUBSIDIARIES
RECONCILIATION SCHEDULE OF GAAP TO NON-GAAP MEASURES (Continued)

Below is the reconciliation of segment operating income (loss), before the impact of items listed in the table below, to GAAP segment operating income (loss) for the three months and year ended December 30, 2011 and December 31, 2010.

	Three Months Ended December 30, 2011
(In millions)	Infrastructure & Environment	Federal Services	Energy & Construction	Corporate	Consolidated

Operating income (loss) before the impact of the following items:	$56.9	$54.8	$55.2	$(19.6)	$147.3
Goodwill impairment adjustment	—	19.1	(46.8)	—	(27.7)
Restructuring charges	(5.5)	—	—	—	(5.5)
GAAP Operating income (loss)	$51.4	$73.9	$8.4	$(19.6)	$114.1

	Year Ended December 30, 2011
(In millions)	Infrastructure & Environment	Federal Services	Energy & Construction	Corporate	Consolidated

Operating income (loss) before the impact of the following items:	$227.6	$197.7	$263.1	$(79.5)	$608.9
Goodwill impairment adjustment	—	(348.3)	(477.5)	—	(825.8)
Restructuring charges	(5.5)	—	—	—	(5.5)
Acquisition-related expenses	(0.1)	(0.9)	—	—	(1.0)
GAAP Operating income (loss)	$222.0	$(151.5)	$(214.4)	$(79.5)	$(223.4)

	Three Months Ended December 31, 2010
(In millions)	Infrastructure & Environment	Federal Services	Energy & Construction	Corporate	Consolidated

Operating income (loss) before the impact of the following items:	$61.4	$41.7	$46.3	$(16.1)	$133.3
Restructuring charges	(10.6)	—	—	—	(10.6)
Acquisition-related expenses	(0.3)	—	—	—	(0.3)
GAAP Operating income (loss)	$50.5	$41.7	$46.3	$(16.1)	$122.4

	Year Ended December 31, 2010
(In millions)	Infrastructure & Environment	Federal Services	Energy & Construction	Corporate	Consolidated

Operating income (loss) before the impact of the following items:	$245.4	$165.6	$226.9	$(71.0)	$566.9
Restructuring charges	(10.6)	—	—	—	(10.6)
Acquisition-related expenses	(11.9)	—	—	—	(11.9)
GAAP Operating income (loss)	$222.9	$165.6	$226.9	$(71.0)	$544.4

URS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION REGARDING REVISION OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

Revision of Previously Issued Financial Statements

During fiscal year 2011, we identified an error and revised our calculation and presentation of income tax expense related to noncontrolling interests in consolidated joint ventures that pass-taxable income through to their partners.  This revision did not cause a change in either our net income or EPS.  We revised the amounts for the three months and year ended December 31, 2010.

The effect of these revisions on our consolidated statements of operations and consolidated statements of cash flows for the three months and year ended December 31, 2010 is as follows:

	Three Months Ended			Year Ended
	December 31, 2010			December 31, 2010
	As Reported	Adjustment	As Revised	As Reported	Adjustment	As Revised
(In millions)
Consolidated Statements of Operations Data:
Income before income taxes	$115.7	$—	$115.7	$513.8	$—	$513.8
Income tax expense	(37.5)	3.9	(33.6)	(154.9)	27.3	(127.6)
Net income including noncontrolling interests	78.2	3.9	82.1	358.9	27.3	386.2
Noncontrolling interests in income of consolidated subsidiaries	(18.2)	(3.9)	(22.1)	(71.0)	(27.3)	(98.3)
Net income attributable to URS	$60.0	$—	$60.0	$287.9	$—	$287.9

	Three Months Ended			Year Ended
	December 31, 2010			December 31, 2010
	As Reported	Adjustment	As Revised	As Reported	Adjustment	As Revised
(In millions)
Consolidated Statements of Cash Flows Data:
Cash flows from operating activities:
Net income including noncontrolling interests	$78.2	$3.9	$82.1	$358.9	$27.3	$386.2
Accounts payable, accrued salaries and employee benefits, and other current liabilities	$(44.7)	$(3.9)	$(48.6)	$(40.3)	$(27.3)	$(67.6)

URS CORPORATION AND SUBSIDIARIES
BOOK OF BUSINESS

	Infrastructure		Energy
	&	Federal	&
(In millions)	Environment	Services	Construction	Total
As of December 30, 2011
Backlog	$2,993.1	$4,141.8	$7,124.7	$14,259.6
Option years	316.6	2,370.1	2,026.2	4,712.9
Indefinite delivery contracts	2,806.5	3,304.0	1,948.0	8,058.5
Total book of business	$6,116.2	$9,815.9	$11,098.9	$27,031.0

As of December 31, 2010
Backlog	$3,259.1	$6,002.2	$7,346.4	$16,607.7
Option years	342.6	2,288.1	2,117.7	4,748.4
Indefinite delivery contracts	3,436.3	3,208.9	1,071.2	7,716.4
Total book of business	$7,038.0	$11,499.2	$10,535.3	$29,072.5

	December 30,	December 31,
(In millions)	2011	2010
Backlog by market sector:
Power	$1,623.8	$1,407.7
Infrastructure	3,011.0	2,564.5
Industrial and commercial	1,082.4	1,347.3
Federal	8,542.4	11,288.2
Total backlog	$14,259.6	$16,607.7

URS CORPORATION AND SUBSIDIARIES
REVENUES AND OPERATING INCOME (LOSS) BY SEGMENT

	Three Months Ended		Year Ended
(In millions)	December 30,	December 31,	December 30,	December 31,
	2011	2010	2011	2010
Revenues
Infrastructure & Environment (1)	$970.8	$904.1	$3,760.9	$3,248.5
Federal Services (2)	726.8	648.0	2,695.4	2,582.8
Energy & Construction	729.7	854.4	3,251.1	3,420.6
Inter-segment, eliminations and other	(34.1)	(26.4)	(162.4)	(74.8)
Total revenues	$2,393.2	$2,380.1	$9,545.0	$9,177.1
Operating income (loss)
Infrastructure & Environment (1)	$51.4	$50.5	$222.0	$222.9
Federal Services (2)	73.9	41.7	(151.5)	165.6
Energy & Construction (3)	8.4	46.3	(214.4)	226.9
General and administrative expenses	(19.6)	(16.1)	(79.5)	(71.0)
Total operating income (loss)	$114.1	$122.4	$(223.4)	$544.4

(1)
The operating results of Scott Wilson were included in the three months and year ended December 30, 2011, and in the three months ended December 31, 2010, but only partially included in the year ended December 31, 2010, as we completed the acquisition in September 2010.

(2)
The operating results of Apptis were included in the three months and partially included in the year ended December 30, 2011, but not in the corresponding periods ended December 31, 2010, as we completed the acquisition in June 2011.  For the three months and year ended December 30, 2011, the Federal Services Division recorded a goodwill impairment adjustment of $(19.1) million and a goodwill impairment charge of $348.3 million, respectively.

(3)	For the three months and year ended December 30, 2011, the Energy & Construction business recorded a goodwill impairment charge of $46.8 million and $477.5 million, respectively.

URS CORPORATION AND SUBSIDIARIES
REVENUE BREAKDOWN BY SEGMENT AND MARKET SECTOR

Three months ended December 30, 2011 (In millions)	Power	Infrastructure	Federal	Industrial and Commercial	Total
Infrastructure & Environment (1)	$59.8	$377.7	$161.4	$344.9	$943.8
Federal Services (2)	—	—	726.5	—	726.5
Energy & Construction	235.3	61.8	265.7	160.1	722.9
Total	$295.1	$439.5	$1,153.6	$505.0	$2,393.2

Year ended December 30, 2011 (In millions)	Power	Infrastructure	Federal	Industrial and Commercial	Total
Infrastructure & Environment (1)	$201.1	$1,544.0	$636.5	$1,293.5	$3,675.1
Federal Services (2)	—	—	2,694.3	—	2,694.3
Energy & Construction	925.5	317.3	1,308.9	623.9	3,175.6
Total	$1,126.6	$1,861.3	$4,639.7	$1,917.4	$9,545.0

Three months ended December 31, 2010 (In millions)	Power	Infrastructure	Federal	Industrial and Commercial	Total
Infrastructure & Environment (1)	$48.2	$368.9	$170.4	$307.6	$895.1
Federal Services (2)	—	—	647.8	—	647.8
Energy & Construction	217.7	105.0	346.0	168.5	837.2
Total	$265.9	$473.9	$1,164.2	$476.1	$2,380.1

Year ended December 31, 2010 (In millions)	Power	Infrastructure	Federal	Industrial and Commercial	Total
Infrastructure & Environment (1)	$156.5	$1,402.8	$682.7	$972.2	$3,214.2
Federal Services (2)	—	—	2,581.2	—	2,581.2
Energy & Construction	952.7	499.6	1,259.5	669.9	3,381.7
Total	$1,109.2	$1,902.4	$4,523.4	$1,642.1	$9,177.1

(1)
The operating results of Scott Wilson were included in the three months and year ended December 30, 2011, and in the three months ended December 31, 2010, but only partially included in the year ended December 31, 2010 as we completed the acquisition in September 2010.

(2)
The operating results of Apptis were included in the three months and partially included in the year ended December 30, 2011, but not in the corresponding periods ended December 31, 2010 as we completed the acquisition in June 2011.